New York Office:

805 Third Avenue

New York, NY 10022

212.838.5100

www.rbsmllp.com

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the 2021 Equity Incentive Award Plan, NextPlat Corp Amended and Restated 2020 Equity Incentive Plan Inducement Stock Option and Inducement Restricted Stock Awards Plan of NextPlat Corp, of our report dated April 11, 2024 relating to the consolidated financial statements of NextPlat Corp as of and for the years ended December 31, 2023 and 2022 included in its Annual Report (Form 10-K) for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

New York, NY

July 2, 2024

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Austin & Houston, TX   Boca Raton, FL   Las Vegas, NV   Beijing, China   Athens, Greece

Member: ANTEA International with affiliated offices worldwide